Exhibit 10.1

NON-REDEMPTION AND INVESTMENT AGREEMENT

This Non-Redemption and Investment Agreement (this “Agreement”) is entered as of April 11, 2024 by and among Pegasus Digital Mobility Acquisition Corp., a Cayman Islands exempted company (“Pegasus”), Pegasus Digital Mobility Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”) and Pegasus TopCo B.V. (“TopCo”).

RECITALS

WHEREAS, the Sponsor currently holds Class B ordinary shares, par value $0.0001 per share, of Pegasus (the “Founder Shares”);

WHEREAS, Pegasus expects to hold an extraordinary general meeting of its shareholders (the “Meeting”) for the purpose of approving, among other things, the business combination transaction (the “Business Combination”) contemplated by that certain Business Combination Agreement, dated as of May 31, 2023 (and as amended by the First Amendment to Business Combination Agreement dated September 26, 2023, and the Second Amendment to Business Combination Agreement dated January 29, 2024, and as may be further amended from time to time, the “Business Combination Agreement”), between, among others, Pegasus and Gebr. Schmid GmbH (“Schmid”);

WHEREAS, Pegasus has issued several promissory notes to the Sponsor in an amount of a maximum of USD 8,000,000 (the "Promissory Notes"), which will become immediately due and payable to Sponsor on the closing of the Business Combination Agreement;

WHEREAS, Pegasus, TopCo, the Sponsor and Schmid separately agreed that the Sponsor shall not transfer the number of Founder Shares attributable to its investment in accordance with Exhibit A to this Agreement and that this number of Founder Shares shall not be cancelled at the closing of the Business Combination Agreement;

WHEREAS, the shareholders of Pegasus may redeem their Class A ordinary shares, par value $0.0001 per share, of Pegasus initially sold as part of the units in Pegasus’s initial public offering (whether they were purchased in Pegasus’s initial public offering or thereafter in the open market) (the “Public Shares” and together with the Founder Shares, the “Ordinary Shares”) in connection with the shareholder vote on the Business Combination, on the terms set forth in the Pegasus Memorandum and Articles of Association (“Redemption Rights”);

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TopCo and the Sponsor hereby agree as follows:

1.	Subscription of New Shares of TopCo by Sponsor

1.1.	Upon the terms and subject to the conditions of this Agreement, Sponsor hereby commits itself to subscribe for, at a purchase price equal to the redemption price for Public Shares for each share, an amount of unrestricted TopCo shares up to a maximum of the investor shares set out in Exhibit A (“New Shares”), subject to the following limitation (as well as the limitation set out in Section 2.2): the maximum amount of New Shares to be issued by TopCo to all investors entering into non-redemption and investment agreements shall not exceed (i) 4,500,017 Class A Ordinary Shares less (ii) the amount of Public Shares which were not redeemed in connection with the Meeting (where the number of such New Shares were to exceed the number of shares available for issue by TopCo under such maximum amount, the New Shares shall be issued pro rata to all investors who entered into non-redemption and investment agreements subscribing to New Shares).

1.2.	As part of the consideration for the Sponsor committing to subscribe for the New Shares, TopCo and the Sponsor hereby confirm their agreement that Sponsor will not transfer the number of Founder Shares set out in Exhibit A to investors and that such Founder Shares will not be cancelled at the closing of the Business Combination, which means Sponsor will remain the legal owner of such shares at the closing of the Business Combination.

1.3.	Termination. This Agreement and each of the obligations of the undersigned shall terminate on the earlier of (a) the failure of Pegasus’s shareholders to approve the Required Shareholder Approval Matters at the Meeting, (b) Pegasus’s abandonment of the Business Combination prior to consummation, (c) the fulfilment of all obligations of parties hereto, (d) the liquidation or dissolution of Pegasus, (e) the mutual written agreement of the parties hereto; or (f) on April 30, 2024.

2.	Set-off with Claims from the Promissory Notes of Pegasus

2.1.	Pegasus, TopCo and the Sponsor hereby agree that the purchase price for the New Shares payable by Sponsor at the time the Sponsor subscribes for the New Shares will be set-off against the obligations of Pegasus to repay the Promissory Notes to the Sponsor up to an amount set out in Exhibit A, as further illustrated in Exhibit B (provided that, for the avoidance of doubt, Exhibit B is provided for illustrative purposes only and in the event of any conflict between Exhibit B and any of the terms otherwise set forth hereunder, the other terms will predominate). In the amount of such set-off, the Promissory Notes will be cancelled.

2.2.	Unless otherwise agreed between TopCo and the Sponsor, the Sponsor's actual capital committed in connection with subscribing New Shares in Section 1.1 will be determined as the difference between USD 35,000,000 and the total equity capital raised in connection with the Business Combination (from non-redeemed Class A shares and direct investments in TopCo shares by third party investors) up to a maximum of USD 8,000,000 (as an example, if USD 30,000,000 is raised in equity capital from third party investors, the Sponsor's actual capital committed in this Agreement shall be USD 5,000,000).

3.	Governing Law; Jurisdiction; Waiver of Jury Trial.

3.1.	This Agreement and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

3.2.	Any proceeding or action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the U.S. District Court for the Southern District of New York (or, to the extent such court does not have subject matter jurisdiction, any state court located in The City and County of New York ), and each of the parties irrevocably (a) submits to the exclusive jurisdiction of each such court in any such proceeding or action, (b) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (c) agrees that all claims in respect of the proceeding or action shall be heard and determined only in any such court and (d) agrees not to bring any proceeding or action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence an action or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or proceeding brought pursuant to this section.

3.3.	The parties each hereby waive, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action or cause of action arising under this Agreement or the transactions contemplated hereby, in each case, whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. The parties each hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that the parties may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury. Each party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each such party understands and has considered the implications of this waiver, (c) each such party makes this waiver voluntarily and (d) each such party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this section.

4.	Assignment; Entire Agreement; Amendment.

4.1.	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them relating to the subject matter hereof.

4.2.	Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

4.3.	Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

5.	Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the party has provided to receive notice; and (b) if by any other form of electronic transmission, when directed to such party.

6.	Counterparts. This Agreement may be executed in counterparts, which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.	Survival; Severability.

7.1.	Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

7.2.	Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

8.	Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SPONSOR:
Pegasus Digital Mobility Sponsor LLC
By:
Name:
Title:

TOPCO:
Pegasus TopCo B.V.
By:
Name:
Title:

PEGASUS: Pegasus Digital Mobility Acquisition Corp.
By:
Name:
Title:

[Signature Page to Non-Redemption Agreement]

Exhibit A

Class B Ordinary Shares (Founder Shares) to remain at the Sponsor in relation to Section 1.2 of this Agreement	Number of New Shares in relation to Section 1.1. of this Agreement

2,812,500

divided by

the total number of Investor Shares and New Shares committed in all non-redemption investment agreements agreed with investors (including the Sponsor share commitment)

multiplied by

the Class A Ordinary Shares stated in the right column*

An amount of New Shares calculated as a maximum of USD 8,000,000 divided by the redemption price for the Public Shares

The exact number of such New Shares will be determined in accordance with Section 2.2 of this Agreement two business days before the closing of the Business Combination Agreement

*At the maximum 4,500,017 total Investor Shares and New Shares committed, this would amount to 2,812,500/4,500,017 multiplied by the amount stated in the table above in the right column

Exhibit B